UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 28, 2011

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

WPCS International Incorporated, (the “Company”) and its United Stated based subsidiaries (the “Subsidiaries” and collectively with the Company, the “Borrower”), previously entered into a loan agreement, dated April 10, 2007 (the “Initial Agreement”) as extended, modified and amended by (i) that certain Amendment No. 1 to Loan Documents dated March 21, 2008 (the “1st Amendment”), (ii) the Joinder and Amendment to Loan Documents No. 1 dated August 7, 2008 (the 1st Joinder Agreement”), (iii) that certain Joinder and Amendment to Loan Documents No. 2 dated June 30, 2009 (the “2nd Joinder Agreement”), (iii) that certain Amendment No. 3 to the Loan Documents dated April 10, 2010 (the “3rd Amendment”), (iv) that certain Waiver and Amendment No. 4 to the Loan Documents dated September 14, 2010 (the “4th Amendment”), (v) that certain Forbearance Agreement dated December 22, 2010 (the “Forbearance Agreement”), and (vi) that certain First Amendment to Forbearance Agreement dated March 28, 2011 but effective as of February 28, 2011 (the “1st Forbearance Amendment” and, collectively with the Initial Agreement, the 1st Amendment, the 1st Joinder Agreement, the 2nd Joinder Agreement, the 3rd Amendment, the 4th Amendment, the Forbearance Agreement and the 1st Forbearance Amendment, the “Loan Agreement”) with Bank of America, N.A (the “Bank”).  Any capitalized terms in this section that are not defined herein shall have the meaning ascribed to them in the Loan Agreement.

On June 28, 2011, the Borrower received a letter dated June 27, 2011 (the “Notice”) from counsel to the Bank pursuant to which the Bank alleges that certain events of default have occurred under the Loan Agreement, including failures to (i) provide a compliance certificate pursuant to section 8.2(f) of the Loan Agreement, (ii) maintain EBITDA on a quarterly basis of not less than $425,000 for the quarter ending April 30, 2011 pursuant to section 8.3 of the Loan Agreement, (iii) maintain, on a consolidated basis, a Funded Debt to Tangible Net Ratio of not more than 1.0 to 1.00 as of April 30, 2011 pursuant to section 8.4 of the Loan Agreement, (iv) maintain, on a consolidated basis, an Interest Coverage Ratio, on a quarterly (and not a rolling four-quarter) basis, of at least 3.0 to 1.0 for the quarter ending April 30, 2011 pursuant to section 8.5 of the Loan Agreement, (v) maintain, on a consolidated basis, a Funded Debt to EBITDA Ratio on a quarterly basis of not more than 21.0 to 1.0 for the quarter ending April 30, 2011 pursuant to section 8.25 of the Loan Agreement, and (vi) maintain, on a consolidated basis, a Basic Fixed Charge Ratio of not less than 1.2 to 1.0 as of the April 30, 2011 quarter end pursuant to section 2(d)(iii) of the 1st Forbearance Amendment.  The Borrower has advised the Bank and its legal counsel that it disputes all of the alleged events of default pursuant to the Notice, however, the Borrower acknowledges that it anticipates the Borrower will not achieve the financial covenants set forth in items (ii) – (vi) above.  As a result, the Company has determined that the anticipated failure constitutes an event of default under Section 10.15 of the Loan Agreement (the “Events of Default”).

The Bank has advised the Borrower that it is reserving all of its available rights and/or remedies as a result of the Events of Default, including the right to stop making additional credit available to the Borrowers, but the Bank is evaluating its options and has not decided to take or forebear from taking any action at this time as a result of the Events of Default.  Furthermore, the Bank has not declared any and all Obligations to be immediately due and payable, which totaled $7,000,000 as of July 1, 2011.

While the Borrower and Bank has commenced discussions concerning the Loan Agreement and the Events of Default, there can be no assurance that the Borrower and Bank will come to any agreement (either oral or written) regarding repayment, forbearance, waiver and/or modification of the Loan Agreement and/or the Events of Default.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 1, 2011	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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